UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 3, 2006

MODERN TECHNOLOGY CORP.

(Exact name of registrant as specified in charter)

NEVADA                             002-80891                             11-2620387

                                                   (State or other jurisdiction                 (Commission                           (IRS Employer

                                                        of incorporation)                         File Number)                        Identification No.)

1739 University Ave. #339, Oxford MS 38655

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (601) 213-3629

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01 Other Events
         ---------------------------------------------

On October 3, 2006, the Company announced entry into a Letter of Intent signed a Letter of Intent to acquire 100% of the assets and intellectual and technology rights to the Boveran iCyte cancer detection system. Insight Medical Group will be the operational arm that will bring the technology to a multi-billion dollar international market for cancer diagnostics. There are no prior material relationships between the Company and the parties to the Letter of Intent. Upon completion of an acquisition agreement, the Company will obtain 100% of the existing physical assets, intellectual property rights and current value of Boveran. In exchange, Boveran will receive $500,000 paid in Convertible Preferred Stock. It is anticipated that the acquisition will be completed by October 15, 2006.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Attached hereto as Exhibit 99.1 is the Press Release announcing the above-referenced Letter of Intent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN TECHNOLOGY CORP.

Date:              10-03-2006

                                                                                                        Anthony K. Welch, CEO